UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Boston Scientific Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING

OF STOCKHOLDERS TO BE HELD ON MAY 7, 2020

The following Notice of Change of Location relates to the proxy statement of Boston Scientific Corporation (the “Company”), dated March 25, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Thursday, May 7, 2020 (the “Proxy Statement”). This supplement to the Proxy Statement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about April 10, 2020.

THE NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.  EXCEPT AS AMENDED OR SUPPLEMENTED BY THE INFORMATION CONTAINED IN THIS SUPPLEMENT, ALL OF THE INFORMATION SET FORTH IN THE PROXY STATEMENT CONTINUES TO APPLY AND SHOULD BE CONSIDERED IN VOTING YOUR SHARES.

NOTICE OF CHANGE OF LOCATION
OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 7, 2020

To the Stockholders of Boston Scientific Corporation:

In response to the public health impact of the coronavirus outbreak (COVID-19), and in accordance with orders issued by the Governor of the Commonwealth of Massachusetts limiting public gatherings and to support the health and well-being of our stockholders, employees, directors and other participants, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting of Stockholders (the “Annual Meeting”) of Boston Scientific Corporation (the “Company”) has been changed.  As previously announced, the Annual Meeting will be held on Thursday, May 7, 2020 at 8:00 a.m., Eastern Time; however, in light of public health concerns regarding COVID-19, the Annual Meeting has been changed from an in-person meeting to a virtual-only meeting via live audio webcast. You will not be able to attend the Annual Meeting in person.

As described in the previously distributed proxy materials for the Annual Meeting, you are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 13, 2020, the record date.  To be admitted to the Annual Meeting at https://www.virtualshareholdermeeting.com/BSX2020, you must enter the 16-digit control number that can be found on the proxy card, voting instruction form or notice previously sent to you.  Only one stockholder per control number can access the Annual Meeting. You will also be provided an opportunity to ask questions by following the instructions available on the meeting website during the Annual Meeting.

You may vote during the Annual Meeting by following the instructions that will be available on the meeting website during the meeting. Whether or not you plan to attend the Annual Meeting, we encourage you to vote and submit your proxy in advance of the meeting by one of the methods described in the proxy materials for the Annual Meeting.  The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

By Order of the Board of Directors,

Desiree Ralls-Morrison

Corporate Secretary

April 10, 2020

Access to the Annual Meeting on May 7, 2020 at 8:00 a.m., Eastern Time, will be available at https://www.virtualshareholdermeeting.com/BSX2020. The Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2019 are available at www.proxyvote.com.